UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 7, 2010

Stanley Black & Decker, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Connecticut	1-5244	06-0548860
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Stanley Drive, New Britain, Connecticut		06053
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(860) 225-5111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 7, 2010, M. Anthony Burns, a member of the Board of Directors of Stanley Black & Decker, Inc. (the "Company"), notified the Company that he will not stand for election at the Company's upcoming annual meeting of shareholders, which is scheduled to be held on May 20, 2010. Accordingly, Mr. Burns will cease to be a director thereafter.

In a letter addressed to the Corporate Governance Committee of the Board of Directors of the Company, Mr. Burns stated that "I have made the decision not to stand for election at the Stanley Black & Decker Annual Meeting. I have accepted the invitation to serve on a new Board and this additional commitment, along with my current Board and personal commitments, does not allow sufficient time to devote to the Stanley Black & Decker Board at this time." The Company wishes Mr. Burns the best in his other endeavors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stanley Black & Decker, Inc.

April 13, 2010	By:	/s/ Bruce H. Beatt

Name: Bruce H. Beatt
Title: Senior Vice President, General Counsel and Secretary